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                                                                    EXHIBIT 3.2

                                        BYLAWS
                                          OF
                               ILD COMMUNICATIONS, INC.

                                      ARTICLE I
                                       OFFICES

     SECTION 1.1 REGISTERED OFFICE. The location of the Corporation's registered office required by the Delaware General Corporation Law to be maintained in the State of Delaware shall be determined from time to time by the Board of Directors.

     SECTION 1.2. ADDITIONAL OFFICES. The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors from time to time may determine or the business of the Corporation may require.

                                      ARTICLE II
                                     STOCKHOLDERS

     SECTION 2.1 DATE, TIME AND PLACE OF MEETINGS. All meetings of stockholders shall be held on such date and at such time and place as may be fixed from time to time by the Board of Directors. Meetings of the stockholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no designation is made, the place of meeting shall be the principal business office of the Corporation.

     SECTION 2.2 ANNUAL MEETINGS. Annual meetings of the stockholders of the Corporation shall be held each year for the purposes of electing directors and of transacting such other business as properly may be brought before the meeting. To be properly brought before the meeting, business must be either (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder; provided, however, that in each case, such business proposed to be conducted is, under the law, an appropriate subject for stockholder action.

     SECTION 2.3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Corporation's certificate of incorporation, may be called at any time by the Board of Directors, the President or at the request in writing of stockholders owning a at


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least twenty percent (20%) in amount of the entire issued and outstanding capital stock of the Corporation entitled to vote. Such request shall state the purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     SECTION 2.4 NOTICE OF MEETING. Written notice stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     SECTION 2.5 RECORD DATE. The Board of Directors, in order to determine the stockholders entitled to: (a) receive notice of or to vote at any meeting of stockholders or any adjournment thereof; (b) receive payment of any dividend or other distribution or allotment of any rights; or (c) exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall fix in advance a record date which shall not be less than ten (10) nor more than sixty (60) days before the date of such meeting, nor more than sixty (60) days prior to any other action, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of or to vote at such meeting or any adjournment thereof, or be entitled to receive payment of any such dividend or other distribution or allotment of any rights or be entitled to exercise any such rights in respect of stock or to take any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 2.6 VOTING LIST. The officer who has responsibility for the stock transfer records of the Corporation shall cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purposes germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.


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     SECTION 2.7  QUORUM.  Subject to any express provision of law, the certificate of incorporation, or any Shareholders' Agreement in effect among the Corporation and certain of its stockholders with respect to the vote required for a specified action, the holders of a majority of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the certificate of incorporation.

     SECTION 2.8 ADJOURNMENT OF MEETINGS. In the absence of a quorum or for any other reason, the stockholders entitled to vote at any meeting of the stockholders, present in person or represented by proxy, or the Chairman of the Board or the President, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

     SECTION 2.9 VOTE REQUIRED. When a quorum is present at any meeting, the vote of the holders of a majority of the capital stock having voting power, present in person or represented by proxy, shall decide any questions brought before such meeting, unless the question is one upon which by express provision of law, the certificate of incorporation, these bylaws or any Shareholders' Agreement in effect among the Corporation and certain of its stockholders a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of votes case in the election for such directors.

     SECTION 2.10 VOTING OF SHARES. Unless otherwise provided in the certificate of incorporation, each stockholder, at every meeting of the stockholders, shall be entitled to one vote, in person or by proxy, for each share of stock having voting power held by such stockholder. A stockholder may vote in person or by written proxy; provided, however, that no proxy shall be voted or acted on after three years from its date, unless the proxy provides for a longer period. Any proxy to be voted at a meeting of stockholders shall be filed with the Secretary of the Corporation before or at the time of the meeting. Except as otherwise expressly provided by statute, the vote on any question need not be by written ballot.


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     SECTION 2.11.  VOTING OF SHARES BY CERTAIN HOLDERS.  Shares of the
Corporation's voting stock standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 2.12. ACTION BY STOCKHOLDERS WITHOUT A MEETING. Unless otherwise provided in the certificate of incorporation, any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


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                                     ARTICLE III
                                      DIRECTORS

     SECTION 3.1. GENERAL POWERS. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

     SECTION 3.2 NUMBER AND TENURE. The number of directors which shall constitute the whole Board shall be not fewer than one. The exact number of directors shall be determined from time to time by the affirmative vote of a majority of the whole Board given at a regular or special meeting of the Board of Directors, subject to any provision fixing such number of directors in a Shareholders' Agreement in effect among the Corporation and certain of its stockholders. Each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation, incapacity to serve or removal. No decrease in the number of directors shall shorten the term of any incumbent director. Directors need not be stockholders.

     SECTION 3.3. VACANCIES. Subject to any provision providing for the fixing such number of directors and providing procedures for the filling of vacancies in a Shareholders' Agreement in effect among the Corporation and certain of its stockholders, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director. In the case of a vacancy in the office of a director caused by an increase in the number of directors, the person so elected shall hold office until the next annual meeting of stockholders or until his successor is duly elected and qualified. In the case of a vacancy in the office of a director resulting otherwise than from an increase in the number of directors, the person so elected to fill such vacancy shall hold office for the unexpired term of the director whose office has become vacant. If there are no directors in office, then an election of directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, may summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.


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     SECTION 3.4  ANNUAL AND OTHER REGULAR MEETINGS.  The annual meeting of the
Board of Directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of stockholders. Regular meetings of the Board of Directors may be held without notice at such time and such place as from time to time shall be determined by the Board.

     SECTION 3.5 SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board, the President or the Secretary on the written request of one-third or more of the directors.

     SECTION 3.6. NOTICE. Notice of any special meeting of the Board shall be given at least two (2) days prior thereto by written notice delivered personally or mailed to each director at his business address or by telegram.

     SECTION 3.7. QUORUM AND MANNER OF ACTING. At all meetings of the Board, subject to any provisions in a Shareholders' Agreement in effect among the Corporation and certain of its stockholders, a majority of the total number of directors shall constitute a quorum for the transaction of business, except that when a Board of one director is authorized under these bylaws, then one director shall constitute a quorum. Subject to any provisions calling for supermajority action in any Shareholders' Agreement in effect among the Corporation and certain of its stockholders, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 3.8. ACTION WITHOUT MEETING. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     SECTION 3.9. ACTION BY TELEPHONE CONFERENCE CALL. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any committee by means of conference telephone or similar communications equipment by means of which all


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persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     SECTION 3.10. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors and members of any committee of the Board of Directors. The directors and members of such committees also may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or committee thereof. No provision of these bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 3.11 REMOVAL. Unless otherwise restricted by the certificate of incorporation, these bylaws or any Shareholders' Agreement in effect among the Corporation and certain of its stockholders, any director or the entire Board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors; provided, however, that if there be classes of directors, stockholders may effect such removal only for cause, or in the event the certificate of incorporation provides for cumulative voting and less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors or, if there be classes of directors, at an election of the class of directors of which he is a part. A removed director's successor may be elected at the same meeting or time to serve the unexpired term.

                                      ARTICLE IV
                         COMMITTEES OF THE BOARD OF DIRECTORS

     SECTION 4.1 APPOINTMENT AND POWERS OF COMMITTEES OF DIRECTORS. The Board of Directors, by resolution passed by a majority of the whole Board, may designate one or more committees, including an Executive Committee, and each such committee shall consist of one or more of the directors of the Corporation as determined from time to time by resolution of the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee, to the extent provided in the resolution of the Board of directors or in these bylaws, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have such power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale,


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lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation, and unless the resolution, the certificate of incorporation or these bylaws expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee of directors shall keep regular minutes of its meetings and report the same to the Board of Directors, and all action taken by a committee shall be subject to approval and revision by the Board, provided that no legal rights of third parties shall be affected by such revisions. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 4.2. ELECTION OF COMMITTEE MEMBERS. The members of each committee shall be elected by the Board of Directors and shall serve until the first meeting of the Board of Directors after the annual meeting of stockholders and until their successors are elected and qualified or until the members' earlier resignation or removal. The Board of Directors may designate a chairman and a vice chairman of each committee. Vacancies may be filled by the Board of Directors at any meeting.

     SECTION 4.3 PROCEDURE/QUORUM/NOTICE. The chairman, vice chairman or a majority of any committee may call a meeting of that committee. A quorum of any committee shall consist of a majority of its members unless otherwise provided by a resolution of the Board of Directors. The majority vote of a quorum shall be required for the transaction of business. The secretary of the committee or the chairman of the committee shall give notice of all meetings of the committee in the manner provided in these bylaws for giving notice to directors of special meetings of the Board of Directors.

                                      ARTICLE V
                                       NOTICES

     SECTION 5.1. NOTICE. Whenever, under the provisions of the certificate of incorporation or of these bylaws or bylaw, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by facsimile or mail, addressed to such director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

     SECTION 5.2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the certificate of incorporation or of these bylaws or


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by law, a waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors or a committee of directors need be specified in any written waiver of notice.

                                      ARTICLE VI
                                       OFFICERS

     SECTION 6.1 GENERAL. The Board of Directors at each annual meeting of directors shall elect a President, a Secretary and a Treasurer. The Board of Directors also may elect from time to time such other officers as it shall deem necessary, including a Chairman of the Board, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person unless the certificate of incorporation or these bylaws otherwise provide.

     SECTION 6.2. TERM AND REMOVAL. The officers of the Corporation shall hold office until their successors are elected and qualified, or until their earlier death, resignation, incapacity to serve or removal from office. Subject to any provision calling for supermajority action in any Shareholders' Agreement in effect among the Corporation and certain of its stockholders, any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors. Such removal shall be without prejudice to such person's contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights. If the office of any officer becomes vacant, the President may appoint any qualified person to fill such vacancy temporarily until the Board of Directors elects any qualified person for the unexpired portion of the term. Such person shall hold office for the unexpired term and until the officer's successor is duly elected and qualified.

     SECTION 6.3. SALARIES. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any officer of officers the power to fix the compensation of any other officer or officers. The Board of Directors may require any officer to give security for the faithful performance of his duties.


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     SECTION 6.4.  CHAIRMAN OF THE BOARD.  A Chairman of the Board may be chosen from among the Directors. He shall be ex officio a member of all standing committees, unless otherwise provided in the resolution appointing the same.
The Chairman of the Board shall call meetings of the stockholders, the Board of Directors and any committee to order and shall act as chairman of such meetings. He shall also perform such other duties as may be assigned to him by the Board of Directors.

     SECTION 6.5. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have general and active management responsibility of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the power to make and execute contracts on behalf of the Corporation and to delegate such powers to others. He also shall have such powers and perform such duties as are specifically imposed upon him by law and as may be assigned to him by the Board of Directors. The President shall be ex officio a member of all standing committees, unless otherwise provided in the resolution appointing the same. In the absence of a Chairman of the Board, the President shall call meetings of the stockholders, the Board of Directors and any committee to order and shall act as chairman of such meetings.

     SECTION 6.6. VICE PRESIDENTS. The Vice President, in the absence or disability or at the direction of the President, shall perform the duties and exercise the powers of the President. If the Corporation has more than one Vice President, the one designated by the Board of Directors shall act in lieu of the President. The Vice President shall perform such duties as are generally performed by Vice Presidents and shall perform such other duties and exercise such other powers as the Board of Directors or the President shall request or delegate.

     SECTION 6.7 SECRETARY. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and shall record all votes and the minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall have custody of the corporate seal of the Corporation, shall have the authority to affix the same to any instrument the execution of which on behalf of the Corporation under its seal is duly authorized and shall attest the same by his signature whenever required. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the same by his signature. The Secretary shall give, or cause to be given, any notice required to be given of any meetings of the stockholders, of the Board of Directors and of the standing committees when required. The Secretary shall cause to be kept such books and records as the Board of Directors, the Chairman of the Board or the


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President may require and shall cause to be prepared, recorded, transferred, issued, sealed and canceled certificates of stock as required by the transactions of the Company and its stockholders. The Secretary shall attend to such correspondence and shall perform such other duties as may be incident to the office of a Secretary of a corporation or as may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

     SECTION 6.8. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name of the Corporation all monies or other valuable effects in such banks, trust companies or other depositories as, from time to time, shall be selected by the Board of Directors. He shall render to the Chairman of the Board, the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation and, in general, he shall perform all the duties incident to the office of a Treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

     SECTION 6.9. ASSISTANT VICE PRESIDENT, ASSISTANT SECRETARY AND ASSISTANT TREASURER. The Assistant Vice President, Assistant Secretary and Assistant Treasurer, in the absence or disability of any Vice President, the Secretary or the Treasurer, respectively, shall perform the duties and exercise the powers of those offices, and, in general, they shall perform such other duties as shall be assigned to them. Specifically the Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the Corporation.

     SECTION 6.10. DELEGATION OF AUTHORITY. In the case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such officer to any other officer or to any director.

                                     ARTICLE VII
                                    CAPITAL STOCK

     SECTION 7.1. FORM AND EXECUTION OF CERTIFICATES. The certificates representing shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. Each certificate of stock shall certify the number of shares owned by the stockholder in the Corporation, and the face or back of each certificate issued to represent any partly paid shares shall set forth the total amount of the consideration to be paid therefore and the amount paid thereon. The certificates shall be signed by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. A facsimile of the seal of the Corporation


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may be used in connection with the certificates of stock of the Corporation, and facsimile signatures of the officers named in this section may be used in connection with said certificates. In the event any officer whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be issued with the same effect as if such person were an officer at the date of issue.

     If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue the represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 7.2. RECORD OWNERSHIP. All certificates shall be numbered appropriately and the names of the owners, the number of shares and the date of issue shall be entered in the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

     SECTION 7.3. TRANSFER OF SHARES. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it is satisfied that all provisions of law or any provisions in any Shareholders' Agreement in effect among the Corporation and certain of its stockholders regarding transfers of shares have been duly complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 7.4. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Corporation an affidavit as to such person's ownership of the certificate and of the facts which prove that it was lost, stolen or destroyed. The person shall also, if


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required by the Treasurer or Secretary of the Corporation, deliver to the
Corporation a bond, sufficient to indemnify the Corporation against any claims that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. Any Vice President or the Secretary or any Assistant Secretary of the Company is authorized to issue such duplicate certificates or to authorize any of the transfer agents and registrars to issue and register such duplicate certificates.

     SECTION 7.5. REGULATIONS. The Board of Directors from time to time may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares.

     SECTION 7.6. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint such transfer agents and registrars of transfers as it may deem necessary and may require all stock certificates to bear the signature of either or both.


                                    ARTICLE VIII
                                 GENERAL PROVISIONS

     SECTION 8.1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation or any provisions in any Shareholders' Agreement among the Corporation and certain of its stockholders, if any, may be declared by the Board of Directors at any regular or special meeting either out of the surplus of the Corporation, as defined in and computed in accordance with Sections 154 and 244 of the Delaware General Corporation Law, or, if there be no surplus, out of the net profits of the Corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year . Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, determine to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall deem to be conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 8.2. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors from time to time may designate.


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     SECTION 8.3.  SEAL.  The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 8.4. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     SECTION 8.5. INDEMNIFICATION. The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. The indemnification expressly provided by law shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which any person indemnified or seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who ceased to be a director, officer employee or agent of the Corporation and shall inure to the benefit of heirs, executors and administrators of such a person.

     SECTION 8.6. VOTING SHARES IN SUBSIDIARIES. In the absence of other arrangements by the Board of Directors, shares of stock issued by another corporation and owned or controlled by the Corporation may be voted by the President of the Corporation or, in his absence or disability, by such other person as the Board of Directors shall so designate, and such person may execute the aforementioned powers by executing proxies and stockholder consents on behalf of the Corporation.

     SECTION 8.7. INSPECTION OF BOOKS. The Board of Directors shall have the power to determine which account and books of the Corporation, if any, shall be open to the inspection of stockholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts and books which by law or by determination of the Board of Directors shall be open to inspection, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

     SECTION 8.8. CONTRACTS. No contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by the fact that a stockholder, director or officer of the Corporation is a stockholder, director or officer of, or is interested in, such other corporation, and no contract or other transaction between the Corporation and any other person or firm shall be affected or invalidated by the fact that a stockholder, director or officer of the Corporation is a party to, or interested in, such contract or transaction; provided that, in each


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such case, the nature and extent of the interest of such stockholder, director or officer in such contract or other transaction or the fact that such stockholder, director or officer is a stockholder, director or officer of such other corporation is known to the Board of Directors or is disclosed at the meeting of the Board of Directors at which such contract or other transaction is authorized.

     SECTION 8.9. AMENDMENT OF BYLAWS. Subject to any provisions calling for supermajority approval in a Shareholders' Agreement among the Corporation and certain of its stockholders, these bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors, or by the stockholders entitled to vote at any annual or special meeting of the stockholders.


     Date of Adoption: April 26, 1996.


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